Exhibit 10.21

CONVERTIBLE NOTE PURCHASE AGREEMENT

among

TNL Mediagene

and

[__________]

_______________________________

Dated November [____], 2024

_______________________________

Exhibits

Exhibit A – Form of Convertible Note

i

CONVERTIBLE NOTE PURCHASE AGREEMENT

This CONVERTIBLE NOTE PURCHASE AGREEMENT is entered into as of November [_____], 2024, by and among TNL MEDIAGENE, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (the “Company”, which, for purposes of Section 9 hereto, shall include any successor thereto) and [__________], [__________] (the “Investor”).

WHEREAS, on June 6, 2023, the Company entered into that certain Agreement and Plan of Merger (as may be amended or supplemented from time to time, and including all schedules and exhibits thereto, the “Merger Agreement”), among the Company, Blue Ocean Acquisition Corp, a Cayman Islands exempted company (“SPAC”), and TNLMG (formerly “TNL Mediagene”), a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into SPAC, with SPAC surviving as a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, on the terms and conditions set forth in this Agreement, the Company desires to issue and sell, and the Investor desires to purchase, a subordinated unsecured convertible note in substantially the form attached hereto as Exhibit A (the “Note”), in the original principal amount of $[__________];

WHEREAS, on or before the date of completion of the Merger (the “Merger Closing Date”), the Company has agreed to cause Blue Ocean Sponsor LLC (the “Sponsor”) to enter into a sponsor warrant assignment agreement (the “Sponsor Warrant Assignment Agreement” and, together with this Agreement, the Note, and any other agreement, certificate or other document to be entered into or delivered pursuant to the terms hereof, the “Transaction Documents” and the transactions contemplated thereunder, the “Transactions”) with the Investor, pursuant to which the Sponsor has agreed to assign to the Investor, and the Investor has agreed to acquire, certain private warrants issued to the Sponsor for the acquisition of up to [__________] Class A ordinary shares in SPAC with an exercise price of $11.50 per share; and

WHEREAS, in connection with such purchase and sale, the Company and the Investor desire to make certain representations and warranties and enter into certain agreements.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Agreement, the parties agree as follows:

1.  Definitions and Interpretation.

1.1  Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Action” means any action, suit, audit, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person (1) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; or (2) who is a director or officer of such Person or any Subsidiary of such Person or of any Person referred to in clause (1) of this definition. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Convertible Note Purchase Agreement, as it may be amended, restated, or otherwise modified from time to time, together with all exhibits, schedules, and other attachments thereto.

“Anti-Corruption Laws” means Taiwan’s Anti-Corruption Act, the relevant provisions under the Criminal Code of Taiwan, the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the United Kingdom Bribery Act 2010 and any other applicable anti-bribery or anti-corruption Laws.

“Board” shall mean the Board of Directors of the Company.

“Business Collaboration Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City, the Cayman Islands, Japan or Taiwan are authorized or required by Law to be closed.

“Closing” shall have the meaning set forth in Section 3.1.

“Closing Date” shall have the meaning set forth in Section 3.1.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Ordinary Shares” shall mean the Company’s ordinary shares, par value $0.0001 each.

“Conversion Shares” shall mean the Company Ordinary Shares issuable upon conversion of the Note purchased under this Agreement and, for purposes of Section 9 of this Agreement, shall also include any securities issued or issuable, directly or indirectly, with respect to, on account of or in exchange for such Company Ordinary Shares, whether by share split, share dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise.

“Disclosure Letter” means the disclosure letter delivered by the Company to the Investor dated as of the date of this Agreement.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Filing Date” shall have the meaning set forth in Section 9.1.

“GAAP” shall mean United States generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

“Government Official” means any officer or employee of a Governmental Authority or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any individual acting in an official capacity for or on behalf of any such Governmental Authority, department, agency, or instrumentality or on behalf of any such public organization.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, ruling, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“IFRS” means International Financial Reporting Standards.

“Information” shall have the meaning set forth in Section 8.3.

“Investor” shall have the meaning set forth in the preamble of this Agreement and, for purposes of Section 9 of this Agreement, shall also include any Person to whom the rights under Section 9 shall have been duly assigned.

“Knowledge” means the knowledge that each of the individuals listed on Section 1.1 of the Disclosure Letter actually has, or the knowledge that any of them would have actually had following a reasonable inquiry with his or her direct reports directly responsible for the applicable subject matter or his or her contacts among the deal team members at SPAC (“Relevant Persons”); provided that, for the avoidance of doubt, other than such reasonable inquiry with Relevant Persons, no such individual will be under any express or implied duty to investigate.

“Law” means any statute, act, code, law (including common law), ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Lien” shall mean (a) any mortgage, pledge, assignment, hypothec, deed of trust, security interest, collateral assignment, charge, encumbrance or other lien or restriction of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions, and (b) in the case of securities or capital stock, any purchase option, call or similar right of a third party with respect to such securities or capital stock.

“Material Adverse Effect” means an effect, development, circumstance, fact, change or event (collectively, “Effects”) that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (x) the Company and its Subsidiaries (taken as a whole) or the results of operations or financial condition of the Company and its Subsidiaries, in each case, taken as a whole or (y) the ability of the Company and its Subsidiaries to consummate the Transactions; provided, however, that, solely with respect to the foregoing clause (x), in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” (a) any change in Law, regulatory policies, accounting standards or principles (including IFRS) or any guidance relating thereto or interpretation thereof, in each case after the date hereof; (b) any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets); (c) any change affecting any of the industries in which the Company and its Subsidiaries operate or the economy as a whole; (d) any epidemic, pandemic or disease outbreak; (e) the announcement or the execution of this Agreement, the pendency of the Transactions and the transactions contemplated under the Merger Agreement, or the performance of this Agreement or the Merger Agreement (including actions taken at the request or with the consent of SPAC pursuant thereto); (f) any action taken or not taken at the written request of the Investor or, if reasonably sufficient information is provided to the Investor in advance to determine whether a Material Adverse Effect would reasonably be expected to occur, any action taken or not taken that is consented to in writing by the Investor; (g) any weather conditions, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event; (h) any acts of terrorism, sabotage, war, riot, the outbreak or escalation of hostilities, or change in geopolitical conditions; (i) any failure of the Company or its Subsidiaries to meet, with respect to any period or periods, any internal or industry analyst projections, forecasts, estimates or business plans (provided, however, that this clause (i) shall not prevent a determination that any Effect underlying such failure has resulted in a Material Adverse Effect (to the extent such Effect is not otherwise excluded from this definition of Material Adverse Effect)); or (j) any action taken by the Investor or its respective Affiliates; provided, further, that any Effect referred to in clauses (a), (b), (c), (d), (g) or (h) above may be taken into account in determining if a Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the Company and its Subsidiaries or the results of operations or financial condition of the Company and its Subsidiaries, in each case, taken as a whole, relative to other similarly situated businesses in the industries in which the Company and its Subsidiaries operate.

“Memorandum and Articles of Association” shall mean (i) prior to the effective time of the Merger, the Company’s Amended and Restated Memorandum and Articles of Association adopted by special resolution dated May 22, 2023, and (ii) upon adoption immediately prior to the effective time of the Merger, the Company’s Amended and Restated Memorandum and Articles of Association substantially set out in Annex B of the Form F-4 of the Company filed with the SEC (the “Amended Memorandum and Articles of Association”).

“Note” shall have the meaning set forth in the recitals of this Agreement.

“Organizational Documents” means, with respect to any Person that is not an individual, the articles or certificate of incorporation, registration or organization, bylaws, memorandum and articles of association, limited partnership agreement, partnership agreement, limited liability company agreement, shareholders agreement and other similar organizational documents of such Person.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Purchase Price” shall have the meaning set forth in Section 2.1.

“Registration Rights Agreement” means the registration rights agreement in substantially the form attached to the Merger Agreement to be entered into by the parties thereto on or about the Merger Closing Date.

“Registration Statement” shall have the meaning set forth in Section 9.1.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any country-wide or territory-wide Sanctions Laws (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea, Russia, Sudan, Venezuela and Syria).

“Sanctioned Person” means (i) any Person identified in any sanctions-related list of designated Persons maintained by (a) the United States Department of the Treasury’s Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security, or the United States Department of State; (b) HM Treasury of the United Kingdom; (c) any committee of the United Nations Security Council; (d) the European Union, (e) Japan or (f) Taiwan; (ii) any Person located, organized, or resident in, organized in, or a Governmental Authority or government instrumentality of, any Sanctioned Country; and (iii) any Person directly or indirectly owned or controlled by, or acting for the benefit or on behalf of, a Person described in clause (i) or (ii), either individually or in the aggregate.

“Sanctions Laws” means those trade, economic and financial sanctions Laws administered, enacted or enforced from time to time by (i) the United States (including the Department of the Treasury’s Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) HM Treasury of the United Kingdom, (v) Japan or (vi) Taiwan.

“SEC” shall mean the U.S. Securities and Exchange Commission or any other U.S. federal agency then administering the Securities Act or Exchange Act.

“SEC Reports” shall have the meaning set forth in Section 4.

“Securities” shall have the meaning set forth in Section 5.5.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“SPAC Impairment Effect” an event, occurrence or circumstance that, individually or in the aggregate, would reasonably be expected to prevent or materially delay or materially impair the ability of SPAC to consummate the Transactions (as defined in the Merger Agreement).

“Subsidiary” means, with respect to a Person, any corporation, company or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which (a) such Person directly or indirectly owns or controls a majority of the Equity Securities having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, company or other organization, (b) such Person directly or indirectly possesses the right to elect a majority of directors or others performing similar functions with respect to such corporation, company or other organization, or (c) such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Transaction Documents” shall have the meaning set forth in the recitals of this Agreement.

“Transfer Agent” shall mean the Company’s duly appointed transfer agent for the registration or transfer of the Company Ordinary Shares.

1.2  Interpretation. Unless the context otherwise requires:

(a)  Directly or Indirectly. The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(b)  Gender and Number. All words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)  Headings. Headings, titles and subtitles are included for convenience only and shall not affect the construction or interpretation of any provision of this Agreement.

(d)  Include not Limiting. “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(e)  References. A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to this Agreement. The words “hereof,” “hereunder” and “hereto,” and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto. Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes or any rules or regulations promulgated under such statutes. The term “party” or “parties” shall mean a party to or the parties to this Agreement unless the context requires otherwise. All references in this Agreement to “dollars” or “$” shall mean United States dollars. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. The word “day”, unless otherwise indicated, shall be deemed to refer to a calendar day.

(f)  Drafting and Negotiation. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(g)  Writing. References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(h)  Language. This Agreement is drawn up in the English language.

2.  Purchase and Sale of the Note.

2.1  Purchase and Sale of the Note. On the terms and conditions set forth in this Agreement, at the Closing, the Investor will purchase from the Company, and the Company will issue, sell and deliver to the Investor the Note in an aggregate principal amount of [__________] (the “Principal Amount”), for a purchase price of 100.0% of the Principal Amount (the “Purchase Price”), such amount to be paid in full, in cash, to the Company at the Closing.

2.2  Accredited Investor. The Note will be sold to the Investor pursuant to a private placement pursuant to Section 4(a)(2) of the Securities Act to persons who are accredited investors (as defined in Rule 501 of Regulation D under the Securities Act).

3.  Closing, Closing Deliveries and Exchange of Note.

3.1  Closing. The consummation of the purchase and sale of the Note and the other transactions contemplated by this Agreement (the “Closing”) shall take place no later than the second (2nd) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 are satisfied or waived (or such other date as is mutually agreed to by the Company and the Investor) (such date, the “Closing Date”).

3.2  Closing Deliveries of the Company. At the Closing, the Company shall deliver to the Investor:

(a)  one or more note certificates representing the principal of the Note being purchased by the Investor;

(b)  a copy of all resolutions and documentation evidencing the Board’s authorization of this Agreement, the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party, certified by a duly authorized officer of the Company to be true, complete and correct copies thereof; and

(c)  a receipt for payment of the Purchase Price.

3.3  Closing Deliveries of the Investor. At the Closing, the Investor shall deliver to the Company payment of the Purchase Price by wire transfer of immediately available funds to an account designed by the Company at least one Business Day before the Closing Date.

4.  Representations and Warranties of the Company. The Company represents and warrants to the Investor on the date hereof that, except as otherwise disclosed or incorporated by reference in the Company’s Form F-4 or other reports and forms filed with or furnished to the SEC by the Company and/or SPAC on or before the date of this Agreement (excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly cautionary, predictive or forward-looking in nature, but including any statements of fact therein) (all such reports covered by this clause collectively, the “SEC Reports”):

4.1  Organization, Good Standing and Qualification. The Company is an exempted company duly incorporated, is validly existing and is in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

4.2  Authorization; Enforceable Agreement.

(a)  All corporate action on the part of the Company necessary for the authorization, execution, and delivery of each of the Transaction Documents, the performance of all obligations of the Company under each of the Transaction Documents, and the authorization, issuance (or reservation for issuance), sale, and delivery of (i) the Note being sold hereunder, and (ii) the Company Ordinary Shares issuable upon conversion of the Note in accordance with the terms of the Note has been taken, and each of the Transaction Documents, when executed and delivered, assuming due authorization, execution and delivery by the Investor or any other party thereto other than the Company, constitutes and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(b)  Without limiting the foregoing, the issuance and delivery of the Company Ordinary Shares issuable upon conversion of the Note in accordance with the terms of the Note have been duly authorized by all necessary corporate action on the part of the Company. Upon issuance, the Company Ordinary Shares will be duly and validly issued, fully paid and nonassessable.

4.3  Governmental Consents. No notice to, action by, consent, approval, permit or authorization of, or registration, designation, declaration or filing with,, any Governmental Authority on the part of the Company is required in connection with the offer, sale, or issuance of the Note or the Company Ordinary Shares issuable upon conversion of the Note, or the consummation of any other transaction contemplated by this Agreement, except for the following: (i) the compliance with other applicable foreign or U.S. state securities or “blue sky” Laws, which compliance will have occurred within the appropriate time periods; (ii) the filing with the SEC of the registration statements contemplated under Section 9 hereof, (iii) any application or notification to Nasdaq that is required in connection with the issuance and sale of the Note and the Company Ordinary Shares issuable upon conversion of the Note; and (iv) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement.

4.4  Valid Issuance. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance of the Conversion Shares in accordance with their terms, the Conversion Shares will be duly and validly issued, fully paid, and nonassessable and will be free of any Liens or restrictions on transfer other than restrictions on transfer under the Transaction Documents, the Memorandum and Articles of Association and under applicable state, U.S. federal and foreign securities Laws. The sale of the Note hereunder is not, and the subsequent conversion of the Note into Conversion Shares will not be, subject to any preemptive rights, rights of first offer or any anti-dilution provisions contained in the Memorandum and Articles of Association or any other agreement.

4.5  Financial Statements.

(a)  The financial statements of the Company and its Subsidiaries on a consolidated basis as of and for the financial years ended December 31, 2023 and 2022 and the period ended June 30, 2024 and, to the Company’s Knowledge, the financial statements of SPAC included or incorporated by reference in the SEC Reports (A) fairly present the financial condition and the results of operations of the Company, its Subsidiaries and SPAC (as applicable) as of the dates and for the periods indicated in such SEC Reports, (B) were prepared in accordance with IFRS (in respect of the Company and its Subsidiaries on a consolidated basis) and GAAP (in respect of SPAC) applied on a consistent basis throughout the periods covered thereby and (C) have been prepared from and are consistent with the books and records of the Company, its Subsidiaries and SPAC (as applicable).

(b)  Except as otherwise set forth in Item 4.5(b) of the Disclosure Letter, the Company and its Subsidiaries do not (and to the Company’s Knowledge, SPAC does not) have any liabilities or obligations (accrued, absolute, contingent or otherwise) that would be required under IFRS (in respect of the Company and its Subsidiaries on a consolidated basis) and GAAP (in respect of SPAC) to be reflected on a consolidated balance sheet of the Company or SPAC (as applicable).

4.6  Reports.

(a)  The SEC Reports (including any exhibits and schedules thereto and other information incorporated by reference therein), when they became effective or were filed with or furnished to the SEC, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, in each case as in effect at such time, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

(b)  There is no transaction, arrangement or other relationship between the Company, any of its Subsidiaries and/or (to the Company’s Knowledge) SPAC and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company or SPAC (as applicable) in its SEC Reports and is not so disclosed.

(c)  Except as otherwise set forth in Item 4.6(c) of the Disclosure Letter, there are no outstanding or unresolved comments in any comment letters or other correspondence received from the staff of the SEC with respect to any SEC Report and to the Knowledge of the Company, none of the SEC Reports is the subject of ongoing SEC review. There are no internal investigations, any SEC inquiries or investigations or other inquiries or investigations by any Governmental Authority pending or, to the Knowledge of the Company, threatened, in each case, regarding the Company, SPAC or any of its officers or directors.

4.7  Absence of Changes. Except as set forth in Item 4.7 of the Disclosure Letter, since the date of filing of the Form F-4, the Company, its Subsidiaries and (to the Knowledge of the Company) SPAC have carried on their respective businesses in the ordinary course, consistent with past practice, and, except as separately disclosed to the Investor in writing, as set forth in any subsequent SEC Reports or as contemplated by the Transaction Documents, there has not been:

(a)  any amendment of any term of any outstanding security of the Company, its Subsidiaries or (to the Knowledge of the Company) SPAC;

(b)  any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Company’s, its Subsidiaries’ and (to the Knowledge of the Company) SPAC’s properties or assets when taken as a whole;

(c)  any sale, assignment or transfer, or any agreement to sell, assign or transfer, any material asset, liability, property, obligation or right of the Company, any Subsidiary or (to the Knowledge of the Company) SPAC to any Person, including the Investor and its respective Affiliates, in each case, other than in the ordinary course of business and consistent with past practice;

(d)  any obligation or liability incurred, or any loans or advances made, by the Company, any Subsidiary or (to the Knowledge of the Company) SPAC to any of its Affiliates, other than any obligation or liability incurred, or any loans or advance made in the ordinary course of business of the Company or SPAC not to exceed $500,000;

(e)  any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets other than in the ordinary course of business of the Company or (to the Knowledge of the Company) SPAC;

(f)  any waiver of any material rights or claims of the Company, any Subsidiary or (to the Knowledge of the Company) SPAC;

(g)  any written agreement or binding commitment by the Company, any Subsidiary or (to the Knowledge of the Company) SPAC to do any of the foregoing; or

(h)  any change, development, occurrence or event that constitutes a Material Adverse Effect.

4.8  Litigation.

(a)  There are no pending or, to the Knowledge of the Company, threatened Actions by or against the Company or any of its Subsidiaries that, if adversely decided or resolved, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no Governmental Order imposed upon the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)  To the Knowledge of the Company, (i) there is no pending Actions by or against SPAC that, if adversely decided or resolved, would have a SPAC Impairment Effect, (ii) there is no Governmental Order currently imposed upon SPAC that would have a SPAC Impairment Effect, and (iii) SPAC is not party to any settlement or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or liabilities (of any nature) that would have a SPAC Impairment Effect.

4.9  Compliance with Laws. The Company is in compliance with all applicable Laws, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the validity of the Note or the Company Ordinary Shares issuable upon conversion of the Note purchased under this Agreement or the legal authority of the Company to enter into and perform its obligations under this Agreement. The Company has not received any written communication from a Governmental Authority that alleges that the Company is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the validity of the Note or the Company Ordinary Shares issuable upon conversion of the Note or the legal authority of the Company to enter into and perform its obligations under this Agreement

4.10  Ranking of the Note. The Note, when issued by the Company, will constitute subordinated indebtedness of the Company and will be subordinated in right of payment to all current and future Company indebtedness (regardless of the type and how structured) to banks, commercial finance lenders and other financial institutions regularly engaged in the business of lending money, whether or not secured.

4.11  Registration Rights. Except as contemplated in the Registration Rights Agreement, or as provided in Section 9 of this Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

4.12  Brokers’ Fees and Expenses. No broker, investment banker, or financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with transactions contemplated by this Agreement.

4.13  No General Solicitation. Neither the Company nor any of its affiliates (as defined in Rule 405 under the Securities Act) nor any persons acting on its or their behalf has offered or sold the Note by means of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. The Company has offered the Securities for sale only to the Investor.

4.14  Offering; Exemption. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5 of this Agreement, except as provided in Section 9 hereof, no registration under the Securities Act or any applicable state securities law is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby or for the conversion of the Note.

4.15  No Integrated Offering. Neither the Company, nor any Affiliate of the Company, nor any person acting on its behalf or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would require registration of such offer and sale under the Securities Act, or would cause any applicable state securities Law exemptions or any applicable stockholder approval provisions exemptions, including under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the Company are listed or designated to be unavailable, nor will the Company take any action or steps that would cause the offering or issuance of the Securities to be integrated with other offerings.

4.16  Possession of Intellectual Property. (i) Each of the Company and its Subsidiary owns or possesses all material patents, patent rights, licenses, inventions, copyrights, knowhow (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it in each country in which it operates in accordance with general business practice therein; (ii) neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict in any jurisdiction with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries, except where such infringement, conflict or lack of protection would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and; (iii) to the Knowledge of the Company, there is no risk that any material license agreement would be unilaterally terminated or revoked by the licenser.

4.17  Properties. The Company and its Subsidiaries (i) have good and marketable title to all real properties as well as to all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it, and (ii) hold any leased real or personal property under valid and enforceable leases.

4.18  Compliance with Personal Data Protection Legislation. The Company and each of its Subsidiaries are in compliance with applicable personal data protection legislation under the applicable Laws, and there has been no noncompliance with such legislation, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.19  Cyber Security and Data Protection. The Company’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and each Subsidiary have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except where such breach, violation, outage, unauthorized use or access or incident would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and each Subsidiary are presently in material compliance with all applicable Laws, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

5.  Representations and Warranties of the Investor. The Investor represents and warrants to the Company as of the date of this Agreement that:

5.1  Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

5.2  Authorization; Enforceability. The Investor has full right, power, authority and capacity to enter into each of the Transaction Documents and to consummate the transactions contemplated by each such Transaction Document. The execution, delivery and performance of each of the Transaction Documents have been duly authorized by all necessary action on the part of the Investor, and each of the Transaction Documents has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery of each of the Transaction Documents by the Company, will constitute valid and binding obligation of the Investor, enforceable against it in accordance with its terms.

5.3  Consents. No consent, approval, order, or authorization of, or registration, qualification, declaration, or filing with, any federal, state, or local governmental authority on the part of the Investor is required in connection with the purchase of the Note hereunder, the conversion of the Note or the consummation of any other transaction contemplated by this Agreement, except for the following: (i) the compliance with applicable state securities Laws, which compliance will have occurred within the appropriate time periods; and (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement.

5.4  No Default or Violation. The execution, delivery, and performance of and compliance with each of the Transaction Documents, the issuance and sale of the Note hereunder, and the conversion of the Note will not (i) result in any default or violation of the Organizational Documents of the Investor, (ii) result in any default or violation of any agreement relating to its material indebtedness or under any mortgage, deed of trust, security agreement or lease to which it is a party or in any default or violation of any material judgment, order or decree of any Governmental Authority or (iii) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Investor pursuant to any such provision, or the suspension, revocation, impairment or forfeiture of any material permit, license, authorization, or approval applicable to the Investor, its business or operations, or any of its assets or properties pursuant to any such provision, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of the Investor to consummate the transactions contemplated by this Agreement.

5.5  Investor Status.

(a)  The Investor is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; (ii) aware that the sale of the Note and the Conversion Shares being issued and sold pursuant to this Agreement (collectively, the “Securities”) is being made in reliance on an exemption from registration under the Securities Act, (iii) acquiring the Securities for its own account and not for the account of others, and (iv) not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the securities law of any other jurisdiction. The Investor is not an entity formed for the specific purpose of acquiring the Securities.

(b)  The Investor understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Securities have not been and, except as may be required pursuant to Section 9 hereof, will not be registered under the Securities Act and that such Securities may not be resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act, except (i) to the Company or a Subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the applicable states, other jurisdictions of the United States and other applicable jurisdictions, and that any book-entry position or certificates representing the Securities shall contain a restrictive legend to such effect. The Investor understands and agrees that the Securities will be subject to transfer restrictions under applicable securities laws and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Note for an indefinite period of time. The Investor understands and agrees that the Note will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Closing Date. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

(c)  The Investor understands that, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144 thereunder, the Company may require that the Securities will bear a legend or other restriction substantially to the following effect (it being agreed that if the Securities are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS; OR (II) UNLESS THE SECURITIES HAVE BEEN SOLD PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT.”

(d)  The Investor understands and agrees that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

5.6  Independent Investment Decision. The Investor acknowledges and agrees that the Investor has received and has had an adequate opportunity to review such financial and other information as the Investor deems necessary in order to make an investment decision with respect to the Securities, including with respect to the Company and the Merger and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Investor’s investment in the Securities. Without limiting the generality of the foregoing, the Investor acknowledges and agrees that it has reviewed the investor presentation that will be filed with the SEC promptly after the execution of this Agreement. The Investor represents and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Investor has been furnished with all materials that it considers relevant to an investment in the Securities, has had a full opportunity to ask questions of and receive answers from the Company or any person or persons acting on behalf of the Issuer concerning the terms and conditions of the offering of the Securities to the Investor; and that the Investor is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, SPAC, any of their respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), except for the statements, representations and warranties contained in this Agreement, in making its investment or decision to invest in the Securities. The Investor represents and acknowledges that, alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Securities. Investor acknowledges specifically that a possibility of total loss exists.

5.7  Projections. The Investor acknowledges that certain information provided to it was based on projections, such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections, and such projections have not been independently verified.

5.8  Excluded Information. The Investor acknowledges that (i) the Company and SPAC currently may have, and later may come into possession of, information regarding the Company that is not known to the Investor and that may be material to a decision to enter into this transaction to purchase the Securities (“Excluded Information”), (ii) the Investor has determined to enter into the this transaction to purchase the Securities notwithstanding its lack of knowledge of the Excluded Information, and (iii) neither the Company nor SPAC shall have liability to the Investor, and the Investor hereby to the extent permitted by law waives and releases any claims the Investor may have against the Company and SPAC, with respect to the nondisclosure of the Excluded Information.

5.9  No General Solicitation. The Investor became aware of this offering of the Securities solely by means of direct contact between the Investor, and the Company and SPAC, and the Securities were offered to the Investor solely by direct contact between the Investor and the Company. The Investor did not become aware of this offering of the Securities, nor were the Securities offered to the Investor, by any other means. The Investor acknowledges that the Company represents and warrants that the Securities (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

5.10  Compliance with Laws.

(a)  Neither the Investor, its Affiliates, any of their respective directors or officers, nor, to the knowledge of the Investor, any of their respective employees or agents acting for or on their behalf, is or has at any time in the last five (5) years violated any Sanctions Laws or Anti-Corruption Laws.

(b)  Neither the Investor, its Affiliates, any of their respective directors or officers, nor, to the knowledge of the Investor, any of their respective employees or agents acting for or on their behalf, offered, promised, provided, or authorized the provision of any money, property, or other thing of value, directly or indirectly, to any Person to improperly influence any action of any Governmental Authority or secure any improper advantage, or to cause the recipient to breach a duty of good faith or loyalty or the policies of their employer in violation of any Anti-Corruption Laws.

(c)  None of the Investor and its Affiliates has at any time in the last five (5) years (i) made any voluntary, directed, or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any non-compliance with any Sanctions Laws or Anti-Corruption Laws; (ii) been the subject of any inquiry or enforcement proceedings by any Governmental Authority for violations of any Sanctions Laws or Anti-Corruption Laws; or (iii) violated or received in writing any notice, request, penalty, or citation for any actual or reasonably likely noncompliance with any Sanctions Laws or Anti-Corruption Laws.

(d)  The Investor and its Affiliates in place and have maintained policies and procedures reasonably designed to prevent their respective officers, employees, contractors, subcontractors, service providers, and agents acting for or on their behalf from undertaking any activity, practice, or conduct that would constitute an offense under any Sanctions Laws or Anti-Corruption Laws.

(e)  The Investor further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Securities were legally derived.

6.  Conditions to the Investor’s Obligations at Closing. The obligation of the Investor to purchase the Note at the Closing is subject to the fulfillment or waiver on or before the Closing of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1  Qualification Under Securities Laws. All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable foreign or U.S. state securities or “blue sky” Laws shall have been obtained for the lawful execution, delivery and performance of each of the Transaction Documents including, without limitation, the offer and sale of the Securities.

6.2  Orders. As of the Closing, no court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered into any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated hereby.

6.3  No Material Change. (i) All the representations and warranties of the Company set forth herein shall be accurate and correct at, and as if made on, the Closing Date; (ii) the Company shall have performed all of its undertakings or obligations hereunder to be performed on or before the Closing Date; and (iii) there shall have been, as at the Closing Date, no adverse change or any development which is material in the context of the issue of the Note, or to the business, management, condition (financial or otherwise), earnings, properties, general affairs, prospects or results of operations of the Company or its Subsidiaries.

7.  Conditions to the Company’s Obligations at Closing. The obligations of the Company to issue, sell and deliver to the Investor the Note are subject to the fulfillment or waiver on or before the Closing of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

7.1  Orders. As of the Closing, no court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated hereby.

7.2  Transaction Documents. The Investor shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

7.3  Purchase Price. The Investor shall have delivered to the Company the Purchase Price for the Note being purchased by the Investor at the Closing by wire transfer of immediately available funds to an account designed by the Company at least one Business Day before the Closing Date.

7.4  Bring-down Representations and Warranties. (i) All the representations and warranties of the Investor set forth herein shall be accurate and correct at, and as if made on, the Closing Date; and (ii) the Investor shall have performed all of its undertakings or obligations hereunder to be performed on or before the Closing Date.

8.  Covenants. The Company covenants and agrees, and the Investor covenants and agrees, for the benefit of the other parties to this Agreement and their respective assigns, as follows:

8.1  Sponsor Warrant Assignment Agreement. The Company shall, on or before the Merger Closing Date, shall procure the Sponsor to execute and deliver the Sponsor Warrant Assignment Agreement.

8.2  Reservation of Company Ordinary Shares; Issuance of Company Ordinary Shares; Blue Sky.

(a)  For as long as the Note remains outstanding, the Company shall at all times reserve and keep available, free from preemptive rights of other Persons, out of its authorized but unissued Company Ordinary Shares or Company Ordinary Shares held in treasury by the Company, for the purpose of effecting the conversion of the Note, the full number of Conversion Shares (after giving effect to all anti-dilution adjustments) then outstanding. All Conversion Shares shall represent newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

(b)  The Company shall take such action as necessary in order to obtain an exemption for or to qualify the issuance of the Conversion Shares under applicable foreign or U.S. securities or “blue sky” Laws (or to obtain an exemption from such qualification) and shall provide evidence of any such action so taken to the Investor. The Company shall make all filings and reports relating to the offer and sale of the Conversion Shares required under such Laws pursuant to Section 9 following the Closing.

8.3  Confidentiality. Each party to this Agreement will hold, and will cause its respective Affiliates and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval or unless disclosure is required by judicial or administrative process or, in the written opinion of its counsel, by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by such party on a non-confidential basis, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources on a non-confidential basis by the party to which it was furnished), and no party shall release or disclose such Information to any other person, except its Affiliates, officers, directors, employees, partners, members, auditors, attorneys, financial advisors, other consultants and advisors.

8.4  Further Assurances. Each of the Investor and the Company will cooperate and consult with each other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third Persons required to consummate the transactions contemplated by this Agreement.

9.  Registration Rights of Conversion Shares.

9.1  The Company agrees that, within forty five (45) calendar days after the Merger Closing Date (the “Filing Date”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Merger Conversion Shares (as defined in Exhibit A) (the “Registrable Securities”, and such statement the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof but in no event later than the earlier of the 120th calendar day following the Filing Date and the fifth trading day following the date the Company is notified that the Registration Statement will not be reviewed or is no longer subject to further review and comments; provided, however, that the Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon the Investor furnishing in writing to the Company such information regarding the Investor, the securities of the Company held by the Investor and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Investor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above in this Section 9. The Company will provide a draft of the Registration Statement to the Investor for review at least two (2) Business Days in advance of filing the Registration Statement. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have the opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Company Ordinary Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Company Ordinary Shares by the Investor and the relevant other investors or otherwise, such Registration Statement shall register for resale such number of Company Ordinary Shares which is equal to the maximum number of Company Ordinary Shares as is permitted by the Commission. In such event, the number of Company Ordinary Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. In the event the SEC informs the Company that all of such Company Ordinary Shares cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale on the Registration Statement, the Company agrees to promptly inform the Investor thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the SEC, covering the maximum number of Company Ordinary Shares permitted to be registered by the SEC, on Form F-1 or such other form available to register for resale such shares as a secondary offering.

9.2  The Company agrees that it shall not include any securities other than Registrable Securities on any Registration Statement pursuant to Section 9.1 without notifying the Investor prior to filing such Registration Statement.

9.3  In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Investor as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a)  except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (i) the Investor ceases to hold any Registrable Securities (ii) the date all Registrable Securities held by the Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144I(1) or Rule 144(i)(2), as applicable and at such time the Investor’s Registrable Securities do not contain any restrictive legend; and (iii) two (2) years from the effective date of the Registration Statement.

(b)  advise the Investor within five (5) Business Days:

1.	when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

2.	after it shall receive notice or obtain knowledge thereof, of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

3.	of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

4.	of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

5.	subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

(c)  use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d)  upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)  use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the Company Ordinary Shares issued by the Company have been listed;

(f)  use its commercially reasonable efforts (i) to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and (ii) to file all reports and other materials required to be filed by the Exchange Act so long as the Company is subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable the Investor to sell the Registrable Securities under Rule 144 for so long as the Investor holds Registrable Securities; and

(g)  cause the Transfer Agent to remove the legend set forth above in Section 5.5(c), upon the earlier of and at the Investor’s request, (i) the effectiveness of the Registration Statement; (ii) when the Registrable Securities are sold pursuant to Rule 144 under the Securities Act or the Registration Statement or (iii) are eligible to be sold without restriction under Rule 144. In connection therewith, if required by the Transfer Agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with the Transfer Agent, together with any other authorizations, certificates and directions required by the Transfer Agent that authorize and direct the Transfer Agent to transfer such Registrable Securities without any such legend.

9.4  Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Investor not to sell under the Registration Statement or to suspend the effectiveness thereof, if (x) the use of the Registration Statement would require the inclusion of financial statements that are unavailable for reasons beyond the Company’s control, (y) the Company determines that in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or if (z) such filing or use could materially affect a bona fide business or financing transaction of the Company or its subsidiaries or would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than 90 total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales; provided, for the avoidance of doubt, that the Company shall not include any material non-public information in any such written notice. If so directed by the Company, the Investor will deliver to the Company or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent the Investor is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

9.5  The Investor may deliver written notice (an “Opt-Out Notice”) to the Company requesting that the Investor not receive notices from the Company otherwise required by this Section 9; provided, however, that the Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (i) the Company shall not deliver any such notices to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Investor’s intended use of an effective Registration Statement, the Investor will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 9.5 and the related suspension period remains in effect, the Company will so notify Investor, within one (1) Business Day of the Investor’s notification to the Company, by delivering to the Investor a copy of such previous notice of Suspension Event, and thereafter will provide the Investor with the related notice of the conclusion of such Suspension Event immediately upon its availability.

9.6  The Company shall indemnify, to the extent permitted by law, the Investor (to the extent a seller under the Registration Statement), its officers, directors, partners, members, managers, employees, stockholders, advisers and agents, and each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or alleged untrue statements or omissions or alleged omissions, are based upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein.

9.7  The Investor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or alleged untrue statements, or omissions, or alleged omissions, are based upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein. In no event shall the liability of the Investor exceed the net proceeds received by the Investor upon the sale of the Securities giving rise to such indemnification obligation. The Investor shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 9 of which the Investor is aware.

9.8  If the indemnification provided under this Section 9 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 9 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 9 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 9.8 shall be individual, not joint and several, and in no event shall the liability of the Investor hereunder exceed the net proceeds received by the Investor upon the sale of the Securities giving rise to such indemnification obligation.

10.  Termination. Notwithstanding anything herein contained, this Agreement shall automatically terminate as between the Company and the Investor upon the occurrence of any of the following:

10.1  the mutual written consent of the Company and the Investor;

10.2  if any of the conditions specified in Section 6 has not been satisfied or waived by the Investor;

10.3  if there has been, since the time of execution of this Agreement, any event giving rise to a Material Adverse Effect; and

10.4  if the Closing has not occurred by the Merger Closing Date.

11.  Miscellaneous

11.1  Governing Law. This Agreement shall be governed in all respects by the Laws of the State of New York.

11.2  Arbitration. Any dispute, controversy, difference, or claim arising out of or relating to this Agreement, including its existence, validity, interpretation, performance, breach, or termination, or any dispute regarding non-contractual obligations arising out of or relating to this Agreement, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the SIAC for the time being in force when the Notice of Arbitration is filed, which rules are deemed to be incorporated by reference into this Section 11.2. The seat of arbitration shall be Singapore. The Tribunal shall consist of three arbitrators. The arbitration proceedings shall be conducted in English. The law of this arbitration clause shall be Singapore law. The arbitration award shall be final and binding on the parties. Judgment upon the arbitration award may be entered by any court having jurisdiction over the award or over the relevant party or its assets. For the avoidance of doubt, a request by a Party to a court of competent jurisdiction for interim measures necessary to preserve such Party’s rights, including pre-arbitration attachments, injunctions, or other equitable relief, shall not be deemed incompatible with, or a waiver of, the agreement to arbitrate in this Section 11.2.

11.3  Waiver of Trial by Jury. EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.4  Remedies. The parties agree that irreparable damage would occur in the event that the Company does not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the Investor shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. The Company agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief to the Investor on the basis that (a) the Investor has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. In seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, the Investor shall not be required to provide any bond or other security in connection with any such order or injunction. The remedies available to the Investor pursuant to this Section 11.4 shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit the Investor from, in the alternative, seeking to terminate this Agreement and collect a remedy at law. Notwithstanding anything in this Agreement to the contrary, the Company shall not pursue or be entitled to a grant of specific performance under this Agreement.

11.5  No Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, stockholder, director, officer, employee or other beneficial owner of any party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

11.6  Entire Agreement. This Agreement and the other Transaction Documents, including the Note, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

11.7  Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.7):

if to the Company:

TNL Mediagene
5F-1, No. 88 Yanchang Rd,
Xinyi District
Taipei City 110
Taiwan (R.O.C.)
Attn: Joey Chung
E-mail: joey@thenewslens.com

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

Shin-Marunouchi Building, 29th Floor

1-5-1, Marunouchi

Chiyoda-ku, Tokyo 100-6529

Attn: Jesse S. Gillespie

E-mail: jgillespie@mofo.com

if to the Investor:

[__________]

with a copy (which shall not constitute notice) to:

[__________]

Without limiting the foregoing, any party may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.

11.8  Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. All remedies, either under this Agreement or by Law or otherwise afforded to any holder, shall be cumulative and not alternative.

11.9  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom the waiver is to be effective. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

11.10  Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

11.11  Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

COMPANY:

TNL MEDIAGENE

By:
Name:
Title:

[Signature page to Convertible Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

INVESTOR:

[__________]

By:
Name:
Title:
Address:

[Signature page to Convertible Note Purchase Agreement]

Exhibit A

Form of Convertible Note